UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2006.

PARAMOUNT GOLD MINING CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-51600 (Commission File Number)	20-3690109 (IRS Employer Identification No.)

346 Waverley Street, Ottawa, Ontario, Canada (Address of principal executive offices)	K2P 0W5 (Zip Code)

Registrant's telephone number, including area code (613) 226-7883
237 Argyle Avenue, Ottawa, Ontario, Canada K2P 1B8
(Former name or former address, if changed since last report)

ITEM 8.01

OTHER EVENTS

In a resolution passed at the board of directors meeting held on September 26, 2006, Dr. John Carden was appointed to the board of directors to serve until the next annual meeting of the Registrant.  Dr. Carden was granted 30,000 shares of common stock of the Registrant to serve as a director.

The Registrant has moved its corporate offices to 346 Waverley Street, Ottawa, Ontario Canada.

ITEM 9.01   EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Resume of John Carden

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

October 10, 2006

PARAMOUNT GOLD MINING CORP.

By:

/s/

Name:

Christopher Crupi

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Resume of John Carden	3